SHAREHOLDER AGREEMENT OF COINEDGE, INC.

This Shareholder Agreement (“Agreement”) is made and entered into as of March 9, 2025, by and among:

1.	CoinEdge, Inc., a corporation duly incorporated and registered in the state of Florida, with its principal place of business at 518 S Dixie Hwy #5, West Palm Beach, Florida (“Company” or “CoinEdge”); and
2.	C2 Blockchain Inc., a corporation registered in Nevada, with its principal place of business at 123 SE 3rd Ave #130, Miami, FL 33131, and any future shareholders who execute this Agreement (“Shareholders”).

1.	PURPOSE & SCOPE

1.1 This Agreement establishes the rights, obligations, and governance structure of CoinEdge, Inc. and defines the roles and responsibilities of all Shareholders, including but not limited to equity ownership, voting rights, profit distributions, and decision-making authority.

1.2 The Company is engaged in the development and operation of a cryptocurrency lending and financial services platform, which includes but is not limited to Bitcoin, Ethereum, stablecoins, and any other cryptocurrency-related assets, digital tokens, or blockchain-based financial products.

1.3 CoinEdge retains full ownership, control, and rights over all intellectual property, technology, software, branding, and proprietary data developed under this business.

2.	SHAREHOLDER RIGHTS & EQUITY OWNERSHIP

2.1 C2 Blockchain’s Ownership Stake:

•	C2 Blockchain shall hold 10% of the issued and outstanding shares of CoinEdge in exchange for an investment of $100,000 USD into the Company.
•	In recognition of its equity stake, C2 Blockchain shall be entitled to voting rights at shareholder meetings, with its vote count being proportional to its 10% ownership.
•	This ownership does not entitle C2 Blockchain to profit distributions or intellectual property rights unless explicitly agreed upon in writing by CoinEdge.

2.2 Equity Structure:

•	CoinEdge retains full control over fundraising, business operations, and future equity issuance. • If CoinEdge issues new shares or conducts a financing round, C2 Blockchain will have the right to participate on a pro-rata basis to maintain its ownership percentage but cannot prevent CoinEdge from raising additional capital.

2.3 No Transfer of Shares Without Approval:

•	C2 Blockchain shall not sell, transfer, assign, pledge, gift, or otherwise dispose of its shares without obtaining prior written approval from CoinEdge.
•	This restriction applies to any third party, including but not limited to spouses, family members, business entities, trusts, investment funds, or any other external party.
•	If C2 Blockchain wishes to exit its investment, CoinEdge shall have the exclusive first right to repurchase the shares at fair market value before any other party is considered.

3.	DECISION-MAKING & CORPORATE GOVERNANCE

3.1 Board of Directors & Voting Rights:

•	CoinEdge retains exclusive authority over daily business operations, management decisions, and overall corporate governance.
•	C2 Blockchain shall have voting rights on all shareholder matters, and its voting power shall be proportional to its 10% ownership stake. However, such voting rights do not automatically entitle C2 Blockchain to a board seat or executive decision-making power.

3.2 Approval Rights for Major Decisions:

•	C2 Blockchain’s approval shall only be required for:
–	Any merger, acquisition, or sale of CoinEdge that would result in a change of control.
–	Any dilution of equity that would impact its 10% stake.
•	C2 Blockchain shall have no input or voting power regarding CoinEdge’s partnerships, business model, hiring, pricing, technology development, or other operational matters.

4.	PROFIT DISTRIBUTIONS & FINANCIAL REPORTING

4.1 No Profit Sharing:

•	C2 Blockchain is not entitled to dividends, revenue-sharing, or any percentage of company profits.
•	Any profit distributions shall be determined solely by CoinEdge and allocated at its discretion.

4.2 Financial Transparency:

•	CoinEdge shall provide quarterly financial reports to Shareholders detailing revenue, expenses, and balance sheet summaries.

5.	INTELLECTUAL PROPERTY & TRADEMARKS

5.1 IP Ownership:

• All intellectual property, technology, software, branding, patents, proprietary data, and blockchain-related assets created under this business shall be 100% owned by CoinEdge. • C2 Blockchain shall not claim or assert any rights over CoinEdge’s intellectual property, patents, trademarks, code, software, algorithms, or trade secrets.

6.	EXIT & BUYOUT TERMS

6.1 Shareholder Exit:

• If C2 Blockchain wishes to exit its investment, CoinEdge shall have the first right to repurchase its shares at fair market value before any third party is considered.

7.	NON-COMPETE & CONFIDENTIALITY

7.1 Non-Compete Agreement:

• C2 Blockchain agrees that it shall not directly or indirectly engage in, fund, or support any competing cryptocurrency lending, investment, or financial services business for a period of 3 years after exiting CoinEdge.

8.	DISPUTE RESOLUTION & GOVERNING LAW

8.1 Arbitration Clause:

• Any disputes arising from this Agreement shall be resolved via binding arbitration in Miami, Florida.

9.	MISCELLANEOUS PROVISIONS

9.1 Entire Agreement:

• This document constitutes the entire agreement between the parties, superseding any prior discussions or agreements.

10.	NON-LIABILITY & FINANCIAL SEPARATION

10.1 C2 Blockchain’s Debts and Liabilities Are Separate:

•	CoinEdge shall never be responsible for any debts, liabilities, lawsuits, regulatory actions, or financial obligations of C2 Blockchain, regardless of circumstances.
•	C2 Blockchain shall have no authority to enter into contracts, loans, or financial obligations on behalf of CoinEdge.

10.2 Legal & Financial Independence:

•	C2 Blockchain’s business activities, creditors, or financial decisions shall have no effect on CoinEdge’s operations, financial health, or obligations.
•	If C2 Blockchain incurs any financial or legal trouble, CoinEdge is fully indemnified and cannot be held liable.

SIGNATURES

IN WITNESS WHEREOF, the undersigned parties agree to be bound by this Shareholder Agreement as of the date first written above.

CoinEdge, Inc.

By: /s/ Tommy Juca

Name: Tommy Juca

Title: Co-Founder/ President

Date: March 9, 2025

C2 Blockchain Inc.

By: /s/ Levi Jacobson

Name: Levi Jacobson

Title: CEO

Date: March 9, 2025